EXHIBIT 23.2



           CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference of our report dated April 18, 1997 and to all references to our firm incorporated by reference in Serologicals Corporation's Form S-3.




/s/ Arthur Andersen LLP
New Orleans, Louisiana
August 20, 1997